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                                                                     EXHIBIT 4.2

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                          FIFTH SUPPLEMENTAL INDENTURE


                                     BETWEEN


                         DIAMOND OFFSHORE DRILLING, INC.


                                       AND


                    JPMORGAN CHASE BANK, NATIONAL ASSOCIATION


                  (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK),


                                   AS TRUSTEE





                                   DATED AS OF


                                  JUNE 14, 2005







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                                TABLE OF CONTENTS


                                                         ARTICLE ONE

                                                       THE 2015 NOTES

Section 101       Designation of 2015 Notes; Establishment of Form...............................................2
Section 102       Transfer and Exchange..........................................................................3
Section 103       Amount........................................................................................10
Section 104       Regular Interest..............................................................................10
Section 105       Liquidated Damages............................................................................10
Section 106       Denominations.................................................................................10
Section 107       Place of Payment..............................................................................10
Section 108       Redemption....................................................................................11
Section 109       Stated Maturity...............................................................................11
Section 110       Discharge of Liability on 2015 Notes..........................................................11
Section 111       Other Terms of 2015 Notes.....................................................................11


                                                         ARTICLE TWO

                                                 AMENDMENTS TO THE INDENTURE

Section 201       Amendments Applicable Only to 2015 Notes......................................................11
Section 202       Definitions...................................................................................11
Section 203       Registration, Registration of Transfer and Exchange...........................................15
Section 204       Mutilated, Destroyed, Lost and Stolen Securities..............................................16
Section 205       Amendment of Article Four of the Indenture....................................................16
Section 206       Amendment to Section 501 of the Indenture.....................................................17
Section 207       Reports by Company............................................................................18
Section 208       Amendment to Section 801 of the Indenture.....................................................19
Section 209       Amendment to Article Ten of the Indenture.....................................................19


                                                         ARTICLE THREE

                                                   MISCELLANEOUS PROVISIONS

Section 301       Integral Part.................................................................................22
Section 302       General Definitions...........................................................................23
Section 303       Adoption, Ratification and Confirmation.......................................................23
Section 304       Counterparts..................................................................................23
Section 305       Governing Law.................................................................................23
Section 306       Conflict of any Provision of Indenture with Trust Indenture Act of 1939.......................23
Section 307       Effect of Headings............................................................................23
Section 308       Severability of Provisions....................................................................23
Section 309       Successors and Assigns........................................................................24
Section 310       Benefit of Fifth Supplemental Indenture.......................................................24
Section 311       Acceptance by Trustee.........................................................................24

ANNEX A
Exhibit B-1
Exhibit B-2

                                      i
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                         DIAMOND OFFSHORE DRILLING, INC.

                          FIFTH SUPPLEMENTAL INDENTURE


         THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of June 14, 2005, between Diamond Offshore Drilling, Inc., a Delaware corporation (the "Company"), and JPMorgan Chase Bank, National Association (formerly known as The Chase Manhattan
Bank), a banking corporation organized and existing under the laws of the State of New York (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of February 4, 1997 (the "Indenture"), providing for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called "Securities") in one or more fully registered series;

         WHEREAS, Section 901(5) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

         WHEREAS, Sections 901(2) and 901(7) of the Indenture permit the execution of supplemental indentures without the consent of any Holders to add to the covenants of the Company for the benefit of, and to add any additional Events of Default with respect to, all or any series of Securities;

         WHEREAS, Section 301 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

         WHEREAS, the Company desires to issue 4.875% Senior Notes due July 1, 2015 (the "2015 Notes"), a new series of Security, the issuance of which was authorized by resolution of the Board of Directors of the Company, dated June 7, 2005;

         WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this Fifth Supplemental Indenture to supplement and amend in certain respects the Indenture insofar as it will apply only to the 2015 Notes (and not to any other series); and

         WHEREAS, all things necessary have been done to make the 2015 Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Fifth Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

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         NOW THEREFORE:

         In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2015 Notes as follows:

                                  ARTICLE ONE

                                 THE 2015 NOTES

Section 101  Designation of 2015 Notes; Establishment of Form.

         There shall be a series of Securities designated "4.875% Senior Notes due July 1, 2015" of the Company, and the form thereof shall be substantially as set forth in Annex A hereto, which is incorporated into and shall be deemed a part of this Fifth Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2015 Notes, as evidenced by their execution of the 2015 Notes.

                  (a) Restricted Global Securities. All of the 2015 Notes are initially being offered and sold to either (i) qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act, or (ii) outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act, and shall be issued initially in the form of one or more Notes in registered, global form without interest coupons, with a restrictive legend as set forth in Annex A hereto (collectively, the "Restricted Global Securities"). The Restricted Global Securities shall be deposited on behalf of the purchasers of the 2015 Notes represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company (the "DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary"), and registered in the name of its nominee, Cede & Co., and, in the case of the 2015 Notes held in accordance with Regulation S, registered in the name of the Depositary or its nominees, in each case for credit to an account of a direct or indirect participant in the DTC (including, if applicable, Euroclear System or Clearstream Banking Luxembourg), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures. Prior to the expiration of the Restricted Period, beneficial interests in the Regulation S Restricted Global Security may only be held by non-U.S. persons, unless exchanged for interests in the Restricted Global Securities in accordance with transfer and certification requirements.

                  (b) Institutional Accredited Investor Securities. Except as provided in this Section 101 or Section 102, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Securities offered and sold within the United States to institutional accredited investors as defined in Rule 501(a)(1), (2), (3) and

(7) under the Securities Act ("Institutional Accredited Investors") shall be issued, initially in the form of Certificated Securities, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

                  (c) Global Securities in General. Each Global Security shall represent such of the Outstanding 2015 Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding 2015 Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding 2015 Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges or redemptions of such 2015 Notes. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the principal amount of Outstanding 2015 Notes represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

                  Neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have rights under this Indenture with respect to any Global Security held in the name of the Depositary or any nominee thereof, or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any 2015 Notes.

                  (d) Certificated Securities. Certificated Securities shall be issued only under the limited circumstances provided in Section 101(b), 102(a)(1) and 102(b) hereof.

                  (e) Paying Agent. The Company shall maintain an office or agency where 2015 Notes may be presented for payment ("Paying Agent"). The Company shall enter into an appropriate agency agreement with a Paying Agent. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 607. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent. The Company initially appoints the Trustee as Paying Agent in connection with the 2015 Notes.

Section 102  Transfer and Exchange.

                  (a) Transfer and Exchange of Global Securities.

                           (1) Except as provided in Section 102(b),
         Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global

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         Securities or if it at any time ceases to be a "clearing agency"
         registered under the Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, (y) the Company at any time and in its sole discretion determines not to have the 2015 Notes represented by a Global Security, or (z) an Event of Default has occurred and is continuing. In each case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

                           In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with the foregoing paragraph and, thereafter, the events or conditions specified in this Section 102(a)(1) which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.

                           (2) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 102(a)(1) hereof, a Global Security may not be transferred, except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Nothing in this Section 102(a)(2) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 102.

                  (b) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request in the form satisfactory to the Trustee from the Depositary or its nominee on behalf of a person having a beneficial interest in a Global Security to register the transfer of all or a portion of such beneficial interest in accordance with Applicable Procedures for a Certificated Security, together with:

                           (1) in the case of a request to register the transfer
                  of a beneficial interest in a Restricted Global Security, a certificate (a "Transfer Certificate"), in substantially the form set forth in Exhibit B-1, and a certification in substantially the form set forth in Exhibit B-2, that such beneficial interest in the Restricted Global Security is being transferred to an Institutional Accredited Investor;

                           (2) written instructions to the Trustee to make, or
                  direct the Security Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the 2015 Notes represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                           (3) if the Company or the Trustee so requests, a
                  customary opinion of counsel, certificates and other information reasonably acceptable to them as to the compliance with the restrictions set forth in the legend described in
                  Section 102(f)(1),

         then the Trustee shall cause, or direct the Security Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Security Registrar, the aggregate principal amount of 2015 Notes represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

                  (c) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented by a Holder to a Security Registrar with a request:

                           (1) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                           (2) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations, such Security Registrar shall register the transfer or make the exchange as requested; provided, however, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                           (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section 305 of the Indenture; and

                           (2) in the case of a Restricted Certificated
         Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                    (A) if such Restricted Certificated Security
                  is being delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                                    (B) if such Restricted Certificated Security
                  is being transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                                    (C) if such Restricted Certificated Security
                  is being transferred to an Institutional Accredited Investor, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), a certification from the Institutional Accredited Investor to whom such Restricted Certificated Security is being transferred in substantially the form set forth in Exhibit B-2, and, if the Company or such Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to them as to the compliance with the restrictions set forth in the legend described in Section 102(f)(1); or

                                    (D) if such Restricted Certificated Security
                  is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
                  (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Security Registrar to the effect that such transfer is in compliance with the Securities Act.

                  (d) Transfer of a Beneficial Interest in a Restricted Global Security for a Beneficial Interest in an Unrestricted Global Security. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                           (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

                           (2) if such beneficial interest is being transferred
         (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
         (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Security Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

                  (e) Transfers of Certificated Securities for Beneficial Interest in Global Securities. If Certificated Securities are presented by a Holder to a Security Registrar with a request:

                           (1) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

                           (2) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by

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         the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Security Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                           (3) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section 305 of the Indenture;

                           (4) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                                    (A) if such Restricted Certificated Security
                  is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                                    (B) if such Restricted Certificated Security
                  is being transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause
                  (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

                           (5) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A; and

                           (6) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

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

                  (f) Legends.

                           (1) Except as permitted by the following paragraphs
         (2) and (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to Annex A hereto (each a "Transfer Restricted Security" for so long as such Security is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a Transfer Certificate in substantially the form set forth in Exhibit B-1 hereto.

                           (2) Upon any sale or transfer of a Transfer
         Restricted Security (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause
         (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                                    (A) in the case of any Restricted
                  Certificated Security, any Security Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 102(e) hereof) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; provided, however, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this Section 102; and

                                    (B) in the case of any beneficial interest
                  in a Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that such Unrestricted Global Security shall continue to be subject to the provisions of
                  Section 102(a)(2) hereof, and provided further, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 102.

                           (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph
         (1) above, the Company shall execute, the Trustee shall authenticate and deliver Securities that do not bear such legend and which do not have a Transfer Certificate attached thereto.

                  (g) Transfers to the Company. Nothing in this Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global

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Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be canceled in accordance Section 309 of the Indenture.

Section 103   Amount.

         The Trustee shall authenticate and deliver 2015 Notes for original issue in an aggregate principal amount of up to $250,000,000 upon a Company Order for the authentication and delivery of 2015 Notes, without any further action by the Company. The aggregate principal amount of 2015 Notes that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for 2015 Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2015 Notes pursuant to Section 102 of this Fifth Supplemental Indenture or
Section 204, 304, 305, 306, 906 or 1107 of the Indenture.

Section 104  Regular Interest.

         The principal of the 2015 Notes shall bear interest at the rate of 4.875% per annum from June 14, 2005 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on January 1 and July 1 of each year, commencing January 1, 2006, to the Persons in whose names the 2015 Notes are registered at the close of business on the December 15 or June 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the 2015 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 105  Liquidated Damages.

         Liquidated Damages with respect to the 2015 Notes shall be payable in accordance with the provisions and in the amounts set forth in the Registration Rights Agreement.

Section 106  Denominations.

         The 2015 Notes shall be in fully registered form without coupons in denominations of $1,000 of principal amount or any integral multiple thereof.

Section 107  Place of Payment.

         The Place of Payment for the 2015 Notes and the place or places where the 2015 Notes may be surrendered for registration of transfer, exchange or redemption and where notices may be given to the Company in respect of the 2015 Notes is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture).

Section 108  Redemption.

                  (a) There shall be no sinking fund for the retirement of the 2015 Notes.

                  (b) The Company, at its option, may redeem the 2015 Notes in accordance with the provisions and at the Redemption Price set forth under the captions "Optional Redemption" and "Notice of Redemption" in the 2015 Notes and in accordance with the provisions of the Indenture, including, without limitation, Article Eleven.

Section 109   Stated Maturity.

         The date on which the principal of the 2015 Notes is due and payable, unless accelerated, redeemed or required to be repurchased pursuant to the Indenture, shall be July 1, 2015.

Section 110  Discharge of Liability on 2015 Notes.

         The 2015 Notes may be discharged by the Company in accordance with the provisions of Article Four of the Indenture, as amended by Section 205 hereof.

Section 111  Other Terms of 2015 Notes.

         Without limiting the foregoing provisions of this Article One, the terms of the 2015 Notes shall be as set forth in the form of the 2015 Notes set forth in Annex A hereto and as provided in the Indenture.

                                  ARTICLE TWO

                           AMENDMENTS TO THE INDENTURE

Section 201  Amendments Applicable Only to 2015 Notes.

         The amendments contained herein shall apply to the 2015 Notes only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2015 Notes and not for the benefit of any other series of Security issued under the Indenture. These amendments shall be effective for so long as there remain any 2015 Notes Outstanding.

Section 202  Definitions.

         Section 101 of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2015 Notes only, by inserting or restating, as the case may be, in their appropriate alphabetical position, the following definitions:

         "Agent Members" has the meaning specified in Section 101.

         "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures that are applicable to such transfer or exchange of the Depositary and its direct or indirect participants, including, if applicable, those of Euroclear Bank S.A./N.V. (as operator of the Euroclear system) and Clearstream Banking Luxembourg, which may change from time to time.

         "Capital Stock" or "capital stock" of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of equity interests (however designated) issued by that Person.

         "Certificated Security" means a Security that is in substantially the form attached hereto as Annex A and that does not include the information or the schedule called for by footnotes 1, 3 and 4 thereof.

         "Comparable Treasury Issue" means the U.S. Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity with the Remaining Life as of the applicable redemption date.

         "Comparable Treasury Price" means, with respect to any redemption date, the average of two Reference Treasury Dealer Quotations for such redemption date.

         "Consolidated Net Tangible Assets" means the total amount of assets (less applicable reserves and other properly deductible items) after deducting
(1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all goodwill, tradenames, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its consolidated subsidiaries and determined in accordance with generally accepted accounting principles.

         "Consolidated Net Worth" means, at any time, the Net Worth of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

          "Corporate Trust Office" means the principal office of the Trustee in New York, New York, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at Worldwide Securities Services, 4 New York Plaza, New York, New York 10004, except that with respect to the presentation of Securities for payment or for registration of transfer and exchange, such term shall mean the office or the agency of the Trustee in said city at which at any particular time its corporate agency business shall be conducted, which office at the date hereof is located at 4 New York Plaza, Ground Level, GIS Unit Trust Window, New York, New York 10004.

         "Depositary" has the meaning specified in Section 101(a).

         "DTC" has the meaning specified in Section 101(a).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

         "Funded Debt" means indebtedness of the Company or a Subsidiary owning Restricted Property maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under generally accepted accounting principles, and in each case ranking at least pari passu with the Securities.

         "GAAP" means generally accepted accounting principles as in effect on the date of determination in the United States.

         "Global Security" means a permanent Global Security that is in substantially the form attached hereto as Annex A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or the Securities Custodian and registered in the name of the Depositary or its nominee.

         "Indenture" has the meaning specified in the recitals.

         "Institutional Accredited Investors" has the meaning specified in
Section 101(b).

         "Issue Date" of any 2015 Notes means the date on which the 2015 Notes were originally issued or deemed issued as set forth on the face of the 2015 Notes.

         "Lien" means any mortgage, pledge, lien, encumbrance, charge or security interest.

         "Liquidated Damages" shall have the meaning set forth in the Registration Rights Agreement.

         "Net Worth" means, at any time with respect to the Company or a Subsidiary thereof, the net worth of the Company or such Subsidiary, as the case may be, determined in accordance with GAAP.

         "QIB" has the meaning specified in Section 101(a).

         "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

         "Reference Treasury Dealer" means Goldman, Sachs & Co. and its successors; provided, however, that if the foregoing ceases to be a primary U.S. Government securities dealer in New York, New York, the Company shall substitute therefor another primary U.S. Government securities dealer.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York, New York time, on the third Business Day preceding such redemption date.

         "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of June 14, 2005, between the Company and Goldman, Sachs & Co.

         "Regulation S" means Regulation S under the Securities Act or any successor to such Rule.

         "Restricted Certificated Security" means a Certificated Security which is a Transfer Restricted Security.

         "Restricted Global Security" means a Global Security that is a Transfer Restricted Security.

         "Restricted Period" means the period through and including the 40th day following the later of the commencement of the offering and the Issue Date of the 2015 Notes.

         "Restricted Property" means (1) any drilling rig or drillship which is leased by the Company or any Subsidiary as a lessee, or greater than a 50% interest in which is owned by the Company or any Subsidiary, and which is used for drilling offshore oil and gas wells, which, in the opinion of the Board of Directors, is of material importance to the business of the Company and its Subsidiaries taken as a whole, but no such drilling rig or drillship, or portion thereof, shall be deemed of material importance if its net book value is less than 2% of Consolidated Net Tangible Assets, or (2) any shares of capital stock or indebtedness of any Subsidiary owning any such drilling rig or drillship.

         "Rule 144" means Rule 144 under the Securities Act or any successor to such Rule.

         "Rule 144A" means Rule 144A under the Securities Act or any successor to such Rule.

         "Sale and Leaseback Transaction" means any arrangement with any Person pursuant to which the Company or any Subsidiary leases any Restricted Property that has been or is to be sold or transferred by the Company or the Subsidiary to such Person, other than (1) leases for a term, including renewals at the option of the lessee, of not more than five years, (2) leases between the Company and a Subsidiary or between Subsidiaries, (3) leases of a Restricted Property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Restricted Property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954.

         "Securities" means any securities authenticated and delivered under the Indenture, as the same may be amended or supplemented, including 2015 Notes.

         "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

         "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

         "Significant Subsidiary" means any Subsidiary, the Net Worth of which represents more than 10% of the Consolidated Net Worth of the Company and its Subsidiaries.

         "Transfer Certificate" has the meaning specified in Section 102(b)(1).

         "Transfer Restricted Securities" has the meaning specified in Section 102(f)(1).

         "Treasury Rate" means, with respect to any redemption date, the annual rate equal to the semiannual yield to maturity of the Comparable Treasury Issue, calculated on the third Business Day preceding such redemption date using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Company may at any time, and from time to time, purchase the 2015 Notes at any price or prices in the open market or otherwise.

         "2015 Notes" has the meaning specified in the recitals.

         "Unrestricted Certificated Security" means a Certificated Security which is not a Transfer Restricted Security.

         "Unrestricted Global Security" means a Global Security which is not a Transfer Restricted Security.

         "Value" means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease (including the effective interest rate on any original issue discount Securities), which are outstanding on the effective date of such Sale and Leaseback Transaction and which have the benefit of Section 1010.

Section 203  Registration, Registration of Transfer and Exchange.

         The Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2015 Notes only, by replacing the seventh paragraph of Section 305 with the following paragraph:

                  The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any 2015 Notes so selected for redemption in whole or in part, except the unredeemed portion of any 2015 Notes being redeemed in part.

Section 204  Mutilated, Destroyed, Lost and Stolen Securities.

         The Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2015 Notes only, by replacing the second paragraph of Section 306 with the following paragraph:

                  In case any such mutilated, destroyed, lost or stolen Security has or is about to become due and payable, or is about to be redeemed by the Company pursuant to Article Eleven, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Section 205  Amendment of Article Four of the Indenture.

         Article Four of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2015 Notes only, by deleting Sections 401, 402 and 403 and replacing those sections with the following:

         Section 401  Discharge of Liability on Securities.

                  When (i) the Company delivers to the Trustee or any Paying Agent all Outstanding 2015 Notes (other than 2015 Notes replaced pursuant to Section 306) for cancellation or (ii) all Outstanding 2015 Notes have become due and payable and the Company deposits with the Trustee or any Paying Agent cash sufficient to pay all amounts due and owing on all Outstanding 2015 Notes (other than 2015 Notes replaced pursuant to Section 306), and if the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to
         Section 607, cease to be of further effect, except for the indemnification of the Trustee, which shall survive. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

         Section 402  Repayment to the Company.

                  The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the 2015 Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders of 2015 Notes with respect to such money or securities for that period commencing after the return thereof.

Section 206  Amendment to Section 501 of the Indenture.

         Section 501 of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2015 Notes only, by deleting subsections (1),
(2), (3), (4), (5) and (6) thereof, and inserting the following as new subsections (1), (2), (3), (4), (5) and (6) thereof:

                           (1) default in the payment of any interest upon any 2015 Notes when it becomes due and payable or in the payment of any Liquidated Damages pursuant to the Registration Rights Agreement, and continuance of such default for a period of 30 days; or

                           (2) default in the payment of the principal amount at its Maturity on the 2015 Notes or the Redemption Price by the Company; or

                           (3) a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company or a Subsidiary or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a Subsidiary, whether such indebtedness now exists or shall hereafter be created, which indebtedness, individually or in the aggregate, is in excess of $25.0 million principal amount (excluding any such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which Subsidiary is nonrecourse to the Company or any other Subsidiary), which default shall constitute a failure to pay any portion of the principal of such indebtedness when due and payable after the expiration of any applicable grace or cure period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding 2015 Notes a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                           (4) default by the Company in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding 2015 Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                           (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Company or a Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                           (6) the commencement by the Company or a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company or a Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or a Significant Subsidiary, or the filing by either the Company or a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by either the Company or a Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or the making by either the Company or a Significant Subsidiary of an assignment for the benefit of creditors, or the admission by either the Company or a Significant Subsidiary in writing of an inability to pay the debts of either the Company or a Significant Subsidiary generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary in furtherance of any such action.

Section 207  Reports by Company.

         Section 704 of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2015 Notes only, by adding the following paragraph thereto:

                  (4) If at any time while any of the Securities are "restricted securities" within the meaning of Rule 144, the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and will furnish to any Holder, any beneficial owner of Securities and any prospective purchaser of Securities designated by a Holder or a beneficial owner of Securities, promptly upon request, the information required pursuant to

         Rule 144A(d)(4) (or any successor thereto) under the Securities Act in connection with the offer, sale or transfer of Securities.

Section 208  Amendment to Section 801 of the Indenture.

         Section 801 of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2015 Notes only, by deleting subsection (1) thereof, and inserting the following as new subsection (1) thereof:

                           (1) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities (including Liquidated Damages, if any) on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

Section 209  Amendment to Article Ten of the Indenture.

         Article Ten of the Indenture is hereby amended, subject to Section 201 hereof and with respect to the 2015 Notes only, by adding the following sections thereto:

         SECTION 1006  Maintenance of Properties.

                  The Company will cause all properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order, normal wear and tear excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 1006 shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposition is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary.

         SECTION 1007  Payment of Taxes and Other Claims.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a material Lien upon the property of the Company or any Subsidiary;

         provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 1008  Waiver of Certain Covenants.

                  The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 1005 to 1010, inclusive, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding 2015 Notes shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 1009  Limitation on Liens.

                  The Company shall not create, assume or suffer to exist any Lien on any Restricted Property to secure any debt of the Company, any Subsidiary or any other Person, or permit any Subsidiary so to do, without making effective provision whereby the 2015 Notes then outstanding and having the benefit of this Section shall be secured by a Lien equally and ratably with such debt for so long as such debt shall be so secured, except that the foregoing shall not prevent the Company or any Subsidiary from creating, assuming or suffering to exist Liens of the following character:

                           (1) any Lien existing on the Issue Date of the 2015 Notes;

                           (2) any Lien existing on Restricted Property owned or leased by a corporation at the time it becomes a Subsidiary;

                           (3) any Lien existing on Restricted Property at the time of the acquisition thereof by the Company or a Subsidiary;

                           (4) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the acquisition of Restricted Property for the purpose of financing all or any part of the purchase price thereof and any Lien to the extent that it secures debt which is in excess of such purchase price and for the payment of which recourse may be had only against such Restricted Property;

                           (5) any Lien to secure any debt incurred prior to, at the time of, or within 12 months after the completion of the construction and commencement of commercial operation, alteration, repair or improvement of Restricted Property for the purpose of financing all or any part of the cost thereof and any Lien to the extent that it secures debt which is in excess of such cost and for the payment of which recourse may be had only against such Restricted Property;

                           (6) any Lien securing debt of a Subsidiary owing to the Company or to another Subsidiary;

                           (7) any Lien in favor of the United States of America or any State thereof or any other country, or any agency, instrumentality of political subdivision try of any of the foregoing, to secure partial, progress, advance or other payments or performance pursuant to the provisions of any contract or statute, or any Liens securing industrial development, pollution control, or similar revenue bonds;

                           (8) Liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers', warehousemen's, vendors' or other similar Liens arising in the ordinary course of business, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Company or any Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

                           (9) pledges or deposits under workmen's compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

                           (10) Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party;

                           (11) Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

                           (12) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (11) above, so long as the principal amount of the debt secured thereby does not exceed the principal amount of debt so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (plus improvements on the property); and

                           (13) any Lien not permitted by clauses (1) through
         (12) above securing debt that, together with the aggregate outstanding principal amount of all other debt of the Company and its Subsidiaries secured by Liens which would otherwise be prohibited by the foregoing restrictions and the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the restrictions of Section 1010 but for this clause (13), does not at any time exceed 10% of Consolidated Net Tangible Assets.

         SECTION 1010  Limitation on Sale And Leasebacks.

                  The Company shall not enter into any Sale and Leaseback Transaction covering any Restricted Property, nor permit any Subsidiary so to do, unless either:

                  (1) the Company or such Subsidiary would be entitled to incur debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by Liens on the property to be leased (without equally and ratably securing the Outstanding 2015 Notes) because such Liens would be of such character that no violation of the provisions of Section 1009 would result, or

                  (2) the Company during the six months immediately following the effective date of such Sale and Leaseback Transaction causes to be applied to (A) the acquisition of Restricted Property or (B) the voluntary retirement of Funded Debt (whether by redemption, defeasance, repurchase, or otherwise) an amount equal to the Value of such Sale and Leaseback Transaction.

                                 ARTICLE THREE

                            MISCELLANEOUS PROVISIONS

Section 301  Integral Part.

         This Fifth Supplemental Indenture constitutes an integral part of the Indenture with respect to the 2015 Notes only.

Section 302  General Definitions.

         For all purposes of this Fifth Supplemental Indenture:

         (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

         (b) the terms "herein", "hereof', "hereunder" and other words of similar import refer to this Fifth Supplemental Indenture.

Section 303  Adoption, Ratification and Confirmation.

         The Indenture, as supplemented and amended by this Fifth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Fifth Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 304  Counterparts.

         This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 305  Governing Law.

         THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

Section 306 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939.

         If and to the extent that any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

Section 307  Effect of Headings.

         The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 308  Severability of Provisions.

         In case any provision in this Fifth Supplemental Indenture or in the 2015 Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 309  Successors and Assigns.

         All covenants and agreements in this Fifth Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 310  Benefit of Fifth Supplemental Indenture.

         Nothing in this Fifth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, and their successors hereunder, and the Holders of the 2015 Notes, any benefit or any legal or equitable right, remedy or claim under this Fifth Supplemental Indenture.

Section 311  Acceptance by Trustee.

         The Trustee accepts the amendments to the Indenture effected by this Fifth Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Fifth Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Fifth Supplemental Indenture and the Trustee makes no representation with respect thereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed and their respective corporate seals to be hereunto fixed and attested as of the day and year first written above.


                            DIAMOND OFFSHORE DRILLING, INC.


                            By:   /s/ William C. Long
                                  ----------------------------------------------
                                  William C. Long
                                  Vice President, General Counsel and Secretary




                            JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee


                            By:   /s/ James D. Heaney
                                 -----------------------------------------------
                                 James D. Heaney
                                 Vice President

STATE OF TEXAS         }

COUNTY OF HARRIS       }


         On the 14th day of June, 2005, before me personally appeared William C. Long, to me known, who, being by me duly sworn, did depose and say that he is Vice President, General Counsel and Secretary of DIAMOND OFFSHORE DRILLING, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board Directors of said corporation, and that he signed his name thereto by like authority.

Rosa E. Garcia
Notary Public, State of Texas
Comm. Exp. 01-15-2007

                                         /s/ Rosa E. Garcia
                                         ---------------------------------------
                                                        Notary




STATE OF NEW YORK      }

COUNTY OF NEW YORK     }


         On the 14th day of June, 2005, before me personally appeared James D. Heaney, to me known, who, being by me duly sworn, did depose and say that such person is a Vice President of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board Directors of said corporation, and that such person signed his name thereto by like authority.



                                         /s/ Dana Green
                                         ---------------------------------------
                                                         Notary
                                                       Dana Green
                                             Notary Public, State of New York
                                                     No. 01GR6113125
                                               Qualified in New York County
                                             Commission Expires July 19, 2008

                                                                         ANNEX A

                                 GLOBAL SECURITY

                           [FORM OF FACE OF SECURITY]


         [THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE ONE OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.](1)

-----------------------

(1) These paragraphs should be included only if the Security is a Global
Security.

         [THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A OR REGULATION S THEREUNDER.

         THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES THAT THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (2) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (3) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (5) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, OR
(C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (B) OR (C) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND OTHER JURISDICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER OR (2) NOT A U.S. PERSON AND IS OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH
(k) (2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT, AND WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THIS SECURITY EXCEPT AS PERMITTED BY THE SECURITIES ACT, AND WILL ALSO, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE

FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE NOTES AND THE LAST DATE ON WHICH THE COMPANY OR AN AFFILIATE OF THE COMPANY WAS THE OWNER OF THE SECURITY.]2

-----------------------

(2) These paragraphs to be included only if the Security is a Transfer Restricted Security.

                           [FORM OF FACE OF SECURITY]

                         DIAMOND OFFSHORE DRILLING, INC.

                          4.875% SENIOR NOTES DUE 2015



Issue Date: June 14, 2005                        Principal Amount: $____________


                                                 CUSIP: [25271C AH 5]
                                                        [U25265 AB 2]


Registered: No. [R-] [S-]                        ISIN: [US25271CAH51]
                                                       [USU25265AB23]


         Diamond Offshore Drilling, Inc., a Delaware corporation (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of _____________________________ DOLLARS ($_____________) on July 1, 2015, [or such greater or lesser amount as is indicated in the Schedule of Exchanges of Securities on the other side of this 2015 Note]3 and to pay interest thereon from June 14, 2005 or from the most recent date to which interest has been paid or duly provided for, semiannually on January 1 and July 1 in each year (each, an "Interest Payment Date"), commencing January 1, 2006, at the rate of 4.875% per annum, until the principal hereof is paid or duly made available for payment. Interest on these 2015 Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2015 Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the December 15 or June 15 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this 2015 Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of 2015 Notes not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2015 Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

-----------------------

(3) To be included only if the Security is a Global Security.

         Payment of the principal of and interest, if any, on this 2015 Note will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

         Reference is hereby made to the further provisions of this 2015 Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2015 Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:
      ---------------------------------



                                       DIAMOND OFFSHORE DRILLING, INC.



                                       By:
                                          --------------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                --------------------------------


-----------------------------
Corporate Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                       JPMORGAN CHASE BANK, NATIONAL
                                       ASSOCIATION, as Trustee



                                       -----------------------------------------
                                       Authorized Signature


Date of Authentication: _______________

                       [FORM OF REVERSE SIDE OF SECURITY]

                         DIAMOND OFFSHORE DRILLING, INC.

                          4.875% SENIOR NOTES DUE 2015

         This Security is one of a duly authorized issue of senior securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of February 4, 1997, as amended by the Fifth Supplemental Indenture thereto, dated as of June 14, 2005 (as so amended, herein called the "Indenture"), between the Company and JPMorgan Chase Bank, National Association (formerly known as The Chase Manhattan Bank), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the "2015 Notes"), limited in aggregate principal amount to $250,000,000 created pursuant to the Fifth Supplemental Indenture. Capitalized terms used and not otherwise defined in this 2015 Note are used as defined in the Indenture.

         The 2015 Notes are general unsecured and unsubordinated obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

INTEREST ON OVERDUE AMOUNTS

         If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 502 of the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption" or upon the Stated Maturity of this 2015 Note) or if interest due hereon, if any (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 4.875% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

METHOD OF PAYMENT

         Payments in respect of principal of and interest, if any, on the 2015 Notes shall be made by the Company in immediately available funds.

PAYING AGENT AND SECURITY REGISTRAR

         Initially, the Trustee will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Security Registrar or co-registrar.

OPTIONAL REDEMPTION

         No sinking fund is provided for the 2015 Notes. The 2015 Notes are redeemable in whole at any time, or in part from time to time, at the option of the Company in accordance with the Indenture at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2015 Notes to be redeemed or
(ii) the sum, as determined by the Quotation Agent, of the present values of the principal amount of the 2015 Notes to be redeemed and the remaining scheduled payments of interest thereon from the Redemption Date to Maturity of the 2015 Notes to be redeemed (the "Remaining Life"), discounted from their respective scheduled payment dates to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of 30-day months) at the Treasury Rate, plus 20 basis points (the "Make-Whole Premium"), plus, in either case, accrued and unpaid interest on the principal amount of the 2015 Notes redeemed to, but excluding, the Redemption Date.

         If the Company redeems less than all of the Outstanding 2015 Notes, the Trustee will select the 2015 Notes to be redeemed (i) by lot; (ii) pro rata; or
(iii) by another method the Trustee considers fair and appropriate.

NOTICE OF REDEMPTION

         Notice of redemption will be mailed by first-class mail at least 15 days but not more than 60 days before the Redemption Date to each Holder of the 2015 Notes to be redeemed at its registered address. The 2015 Notes in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price and accrued and unpaid interest, all interest shall cease to accrue on the 2015 Notes or portions thereof called for redemption.

TRANSFER

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2015 Note is registrable in the Security Register, upon surrender of this 2015 Note for registration or transfer at the office or agency in a Place of Payment for the 2015 Notes, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2015 Notes, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this 2015 Note, 2015 Notes are exchangeable for a like aggregate principal amount of 2015 Notes of a different authorized denomination as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this 2015 Note for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this 2015 Note is registered as the owner hereof for all purposes, whether or not this 2015 Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

AMENDMENT, SUPPLEMENT AND WAIVER

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2015 Note shall be conclusive and binding upon such Holder and upon all future Holders of this 2015 Note and of any 2015 Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2015 Note.

SUCCESSOR CORPORATION

         When a successor corporation assumes all the obligations of its predecessor under the 2015 Notes and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

         Under the Indenture, Events of Default include (i) default in the payment of interest when it becomes due and payable or in the payment of any Liquidated Damages which default in either case continues for a period of 30 days; (ii) default in payment of the principal amount or Redemption Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company or any Subsidiary having an aggregate outstanding principal amount of in excess of $25,000,000 (excluding such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which is nonrecourse to the Company or any other Subsidiary), which default shall be with respect to payment or shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled, subject to notice and passage of time; and
(v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal amount through the acceleration date of and accrued and unpaid interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of and accrued and unpaid interest on the Securities Outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

NO RECOURSE AGAINST OTHERS

         No recourse shall be had for the payment of the principal of or the interest, if any, on this 2015 Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

AUTHENTICATION

         This 2015 Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this 2015 Note.

INDENTURE TO CONTROL; GOVERNING LAW

         In the case of any conflict between the provisions of this 2015 Note and the Indenture, the provisions of the Indenture shall control.

         THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

ABBREVIATIONS AND DEFINITIONS

         Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common),

CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

         All terms defined in the Indenture and used in this 2015 Note but not specifically defined herein are defined in the Indenture and are used herein as so defined.

                     SCHEDULE OF EXCHANGES OF SECURITIES(4)

         The following exchanges or redemptions of a part of this Global Security have been made:

                                            AMOUNT OF DECREASE IN                        AMOUNT OF INCREASE IN
                                           PRINCIPAL AMOUNT OF THIS                     PRINCIPAL AMOUNT OF THE
      DATE OF TRANSACTION                      GLOBAL SECURITY                              GLOBAL SECURITY
--------------------------------     -------------------------------------        ------------------------------------







-----------------------

(4) This schedule should be included only if the Security is a Global Security.

                                   EXHIBIT B-1

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
               REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES5

         Re: 4.875% Senior Notes due 2015 (the "Securities") of Diamond Offshore Drilling, Inc.

         This certificate relates to $___________ principal amount of Securities owned in (check applicable box)

         [ ]  book-entry or

         [ ]  definitive form


by                                                          (the "Transferor").
   --------------------------------------------------------

         The Transferor has requested a Security Registrar or the Trustee to exchange or register the transfer of such Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 102 of the Fifth Supplemental Indenture dated as of June 14, 2005 (the "Indenture"), between Diamond Offshore Drilling, Inc. and JPMorgan Chase Bank, National Association (formerly known as The Chase Manhattan Bank), as trustee.

         In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of the Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)   [ ]   to the Company or a subsidiary of the Company; or

         (2)   [ ]   pursuant to an effective registration statement under the
                     Securities Act of 1933; or

         (3)   [ ]   to a "qualified institutional buyer" (as defined
                     in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such

-----------------------

(5) This certificate should only be included if this Security is a Transfer Restricted Security.

                                      B-1-1
                     transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)   [ ]   to an institutional accredited investor, defined in
                     Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act; or

         (5)   [ ]   pursuant to another available exemption from registration
                     under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof, provided, however, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                         ---------------------------------------
                                         Signature


Signature Guarantee:


------------------------------------     ---------------------------------------
Signature must be guaranteed             Signature


              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

         The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated:
      ----------------------     -----------------------------------------------
                                 NOTICE:  To be executed by an executive officer

                                      B-1-2

                                   EXHIBIT B-2

             FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS


Diamond Offshore Drilling, Inc.
15415 Katy Freeway
Houston, Texas 77094

Attention:  Corporate Secretary

JPMorgan Chase Bank, National Association, as Security Registrar
Institutional Trust Services
4 New York Plaza, 15th Floor
New York, NY 10004
Attention:  Worldwide Securities Services

Dear Sirs:

         We are delivering this letter in connection with the proposed transfer of $_____________ principal amount of the 4.875% Senior Notes due 2015 (the "Notes") of Diamond Offshore Drilling, Inc. (the "Company").

         We hereby confirm that:

                  (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor");

                  (ii) (A) the purchase of Notes by us is for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Notes as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

                  (iii) we will acquire Notes having a minimum principal amount of not less than $100,000 for our own account or for any separate account for which we are acting;

                  (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes; and

                                      B-2-1

                  (v) we are not acquiring Notes with a view to distribution thereof or with any present intention of offering or selling Notes, except as permitted below; provided that the disposition of our property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

         We understand that the Notes were originally offered and sold in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that if in the future we decide to resell or otherwise transfer such Notes prior to the date (the "Resale Restriction Termination Date") which is two years after the later of the original issuance of the Notes and the last date on which the Company or an affiliate of the Company was the owner of the Note, such Notes may be resold or otherwise transferred only (i) to the Company or any subsidiary thereof, or (ii) for as long as the Notes are eligible for resale pursuant to Rule 144A, to a person we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of such a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, or (iii) to an Institutional Accredited Investor that is acquiring the Notes for its own account, or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (iv) pursuant to another available exemption from registration under the Securities Act (if applicable), or (v) pursuant to a registration statement which has been declared effective under the Securities Act and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Notes. We further agree to provide any person purchasing any of the Notes other than pursuant to clause (v) above from us a notice advising such purchaser that resales of such Notes are restricted as stated herein. We understand that the trustee or the transfer agent, as the case may be, for the Notes will not be required to accept for registration of transfer any Notes pursuant to (iii) or
(iv) above except upon presentation of evidence satisfactory to the Company and the trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph other than certificates representing Notes transferred pursuant to clause (v) above.

         We acknowledge that the Company, others, the Trustee, the Security Registrar and you will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.



                                        ----------------------------------------
                                        (Name of Purchaser)


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address:



                                     B-2-2